Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bellerophon Therapeutics, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-219387, Nos. 333-210312 and 333-202069) on Form S-8, registration statements (Nos. 333-211166 and 333-221087) on Form S-3 and registration statement (No 333-214230) on Form S-1 of Bellerophon Therapeutics, Inc. of our report dated March 15, 2018, with respect to the consolidated balance sheets of Bellerophon Therapeutics, Inc. (formerly Bellerophon Therapeutics LLC) and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity (deficiency in assets), and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), which report appears in the December 31, 2017 annual report on Form 10-K of Bellerophon Therapeutics, Inc.

/s/ KPMG LLP
Short Hills, New Jersey
March 15, 2018